AUDIBLE ANNOUNCES THIRD QUARTER 2007
FINANCIAL RESULTS

Revenue up 38% Year over Year

NEWARK, NJ, November 1, 2007 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leader in spoken audio entertainment, information, and educational programming on the Internet, today announced unaudited financial results for the third quarter ended September 30, 2007.

Audible reported consolidated third quarter net revenue of $27.6 million, up 38% over the $20.0 million reported in the third quarter of 2006. Revenue for the nine-month period ended September 30, 2007, was $78.8 million, up 34% from the $58.9 million earned during the same period in 2006. Adjusted EBITDA was $1.8 million, an increase of $2.0 million from an EBITDA loss in the third quarter of 2006, but a decrease of $0.3 million from $2.1 million in the second quarter of 2007. Adjusted EBITDA in the third quarter of 2007 included a $1.0 million non-recurring incentive compensation accrual due to the stronger-than-anticipated performance of the Company in the third quarter. Net loss for the third quarter of 2007 was $(0.2 million), or $(0.01) per share, an improvement from the net loss of $(2.5 million), or $(0.10) per share, reported in the third quarter of 2006.

During the quarter 63,000 new AudibleListener® members were acquired, a decrease from the 71,000 AudibleListener members reported in the third quarter of 2006, but an increase from the 55,000 members reported in the second quarter of 2007. Ninety-Eight percent of new AudibleListener members acquired in Q3 2007 were Gold or Platinum recurring revenue customers versus 51% of new AudibleListeners acquired in the third quarter of 2006 signing up for Gold or Platinum service.

 There were 455,000 total AudibleListener members at the end of the third quarter of 2007, an increase compared to the 345,000 total members reported in the third quarter of 2006.

“Audible’s third quarter financial performance was marked by strong revenue growth, accelerating quarter-over-quarter new and net membership growth, lower churn, and solid ARPU.  We continue to enhance our brand presence and the quality of our audio service, and this has clearly elevated our ability to acquire and retain loyal customers,” observed Donald Katz, Chairman and Chief Executive Officer.

“On the bottom line, our consistent delivery of multi-million dollar year-over-year improvements in adjusted EBITDA in 2007 has significantly exceeded our internal goals,” Mr. Katz continued. “This has triggered a non-recurring employee profit-sharing-based incentive plan expense in the third quarter that resulted in lower quarter-over-quarter profitability.  We expect our profitable growth model to be very much back on track in Q4.”

The Company has decided to provide limited financial performance guidance. “We have decided to offer 2007 guidance to help investors understand two dynamics in our performance,” commented William H. Mitchell, Chief Financial Officer. “Since we decided to focus on growing monthly members beginning December 2006, which contributed to that quarter’s unusually strong sequential performance, our year over year growth will not be as strong in the fourth quarter as it has been the past two. On the bottom line, we are seeking to underscore the magnitude of the non-recurring nature of our compensation adjustment in third quarter by stipulating the range to which our adjusted EBITDA metric will grow in the fourth quarter.”

Third Quarter 2007 Key Financial and Operating Metrics and Business Outlook

Consolidated Net Revenue: Consolidated third quarter net revenue of $27.6 million, up 38% over the $20.0 million in consolidated net revenue reported in the third quarter of 2006 and a 7% increase over $25.9 million in the second quarter of 2007.

Adjusted EBITDA: EBITDA was $1.8 million, up from $(0.2) million in the third quarter of 2006 and down from $2.1 million in the second quarter of 2007.

Deferred revenue: Deferred revenue was $17.1 million at September 30, 2007, an increase of $2.7 million since December 31, 2006.

Total New AudibleListener Members:  63,000 new AudibleListener members were acquired during the third quarter of 2007, a decrease from the 71,000 AudibleListener members reported in the third quarter of 2006 but an increase from the 55,000 members reported in the second quarter of 2007.

Business Outlook

The Company has decided to offer 2007 full-year guidance that includes consolidated net revenue of $106-$108 million, which represents 28-30% year-over-year revenue growth.

The Company also expects to report 2007 full-year adjusted EBITDA of $6.8-$7.5 million, compared to a $1.0 million adjusted EBITDA loss in 2006.

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today to discuss third   quarter results as well as related financial and operational developments. A live webcast of the conference call will be available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (866) 550-6338 or +1(347) 284-6930. Passcode 6184725.

Use of Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, Audible presents financial measures that are non-GAAP measures, specifically adjusted EBITDA. Adjusted EBITDA is net (loss) income excluding interest, taxes, depreciation, amortization, asset impairment, loss on equity investment, and stock based compensation. Audible believes that this non-GAAP measure, viewed in addition to and not in lieu of Audible's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of Audible’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules to this press release and on Audible's Web site. The GAAP financial measures presented are consistent with Audible's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or other public filings. Management also presents total cash sales. The measurement of total cash sales is defined as the change in deferred revenue plus consolidated net sales. Management believes that total cash sales is a useful measurement when understanding the increase in deferred revenue.

About Audible, Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet.  Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady computer-based and wireless mobile devices. Audible has 140,000 hours of audio programs from more than 470 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible is the preeminent provider of spoken-word audio products for Apple’s iTunes Store. Among Audible’s key business relationships are Apple, Inc., Amazon.com, Palm, Inc., Creative Labs Inc., SanDisk Corporation, and XM Satellite Radio, Inc. Audible has approximately 170 employees with headquarters in Newark, NJ, and an office in London, England. Audible, audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statements

The statements in this press release which are not historical facts may be deemed to contain forward-looking statements about Audible. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in Audible's Securities and Exchange Commission filings. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made and Audible, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006

Revenue, net:
Content and services:
Consumer content	$26,973	$25,727	$19,565	$77,679	$57,681
Point of sale rebates	(4)	(10)	-	(33)	(293)
Services	28	38	26	90	85
Total content and services	26,997	25,755	19,591	77,736	57,473
Hardware	28	87	73	192	283
Related party revenue	431	20	222	542	852
Other	162	85	140	359	274
Total revenue, net	27,618	25,947	20,026	78,829	58,882

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	11,989	11,210	8,240	34,455	23,943
Discount certificate rebates	74	73	307	407	910
Total cost of content and services revenue	12,063	11,283	8,547	34,862	24,853
Cost of hardware revenue	95	121	826	395	1,707
Cost of related party revenue	133	108	169	370	498
Operations	3,761	3,406	2,987	10,993	8,943
Technology and development	4,680	4,569	4,625	13,820	12,681
Marketing	4,300	4,049	3,340	12,253	11,214
General and administrative	3,609	3,359	2,743	10,072	8,607
Total operating expenses	28,641	26,895	23,237	82,765	68,503

Loss from operations	(1,023)	(948)	(3,211)	(3,936)	(9,621)

Loss on equity investment	(17)	-	(90)	(77)	(270)

Other income (expense):
Interest income	904	857	779	2,606	2,153
Other expense	(4)	(3)	-	(13)	-
Other income, net	900	854	779	2,593	2,153

Loss before income taxes	(140)	(94)	(2,522)	(1,420)	(7,738)

Income tax expense	(52)	(31)	(3)	(107)	(9)

Net loss	$(192)	$(125)	$(2,525)	$(1,527)	$(7,747)

Basic and diluted net loss per common share	$(0.01)	$(0.01)	$(0.10)	$(0.06)	$(0.32)

Basic and diluted weighted average common shares outstanding	24,349,644	24,279,102	24,348,938	24,278,459	24,443,620

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(Unaudited)
(in thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2007	2007	2006	2007	2006

Stock-based compensation included in expense line items:
Operations	$243	$218	$324	$808	$767
Technology and development	240	271	281	804	699
Marketing	292	306	271	898	796
General and administrative	694	737	629	2,067	1,900
	$1,469	$1,532	$1,505	$4,577	$4,162

Depreciation and amortization included in expense line items:
Operations	$13	$7	$15	$31	$43
Technology and development	1,117	1,112	1,124	3,360	3,230
Marketing	-	-	-	-	-
General and administrative	204	201	186	573	437
	$1,334	$1,320	$1,325	$3,964	$3,710

Asset impairment included in expense line items:
Technology and development	-	160	144	160	144
	$-	$160	$144	$160	$144

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net loss	$(192)	$(125)	$(2,525)	$(1,527)	$(7,747)
Add back:
Stock-based compensation	1,469	1,532	1,505	4,577	4,162
Depreciation and amortization	1,334	1,320	1,325	3,964	3,710
Loss on equity investment	17	-	90	77	270
Asset impairment	-	160	144	160	144
Income tax expense	52	31	3	107	9
Less:
Interest income, net	(900)	(854)	(779)	(2,593)	(2,153)

Non-GAAP adjusted EBITDA	$1,780	$2,064	$(237)	$4,765	$(1,605)

Reconciliation to Non-GAAP Financial Measures (unaudited)
Total revenue, net	$27,618	$25,947	$20,026	$78,829	$58,882
Add:
Change in deferred revenue	785	548	1,523	2,763	4,872
Non-GAAP total cash sales	$28,403	$26,495	$21,549	$81,592	$63,754

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
Assets	2007	2006
	(unaudited)

Current Assets:
Cash and cash equivalents	$42,846	$14,925
Short-term investments	27,954	51,295
Interest receivable on short-term investments	422	626
Accounts receivable, net of allowance	3,626	4,181
Accounts receivable, related parties	263	100
Royalty advances	426	710
Prepaid expenses and other current assets	1,497	1,797
Inventory	79	212
Total current assets	77,113	73,846

Property and equipment, net	10,755	8,149
Investment in related party, net at equity	961	-
Other assets	1,629	781

Total Assets	$90,458	$82,776

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,057	$3,121
Accrued expenses	4,243	4,678
Accrued royalties	7,606	9,028
Accrued compensation	3,995	778
Deferred revenue, current	16,508	13,840
Total current liabilities	34,409	31,445

Deferred revenue, non current	616	513
Royalty obligations, non current	75	90
Other liabilities, non current	1,842	262

Commitments and contingencies

Stockholders' Equity:
Common stock	244	241
Additional paid-in capital	195,394	190,799
Accumulated other comprehensive (loss) income	(57)	(36)
Accumulated deficit	(142,065)	(140,538)
Total Stockholders' Equity	53,516	50,466

Total Liabilities and Stockholders' Equity	$90,458	$82,776

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Cash flows from operating activities:
Net loss	$(192)	$(2,525)	$(1,527)	$(7,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on equity investment in related party	17	90	77	270
Depreciation and amortization	1,334	1,325	3,964	3,710
Amortization of audio production costs	161	57	367	79
Impairment loss on purchased software	-	144	160	144
Non-cash stock-based compensation charge	1,469	1,505	4,577	4,162
Accretion of discounts on short-term investments	(226)	(275)	(718)	(724)
Changes in assets and liabilities:
Interest receivable on short-term investments	114	(10)	204	(77)
Accounts receivable, net	(501)	(905)	560	(496)
Accounts receivable, related parties	(31)	(10)	(223)	(203)
Royalty advances	78	(88)	286	(48)
Prepaid expenses and other current assets	359	(301)	301	(1,098)
Inventory	25	646	134	345
Other assets	(373)	76	(1,213)	(767)
Accounts payable	(332)	(345)	(1,069)	(2,402)
Accrued expenses	(948)	594	(1,143)	(595)
Accrued royalties	1,056	773	(1,436)	773
Accrued compensation	1,942	(231)	3,211	194
Deferred revenue	785	1,523	2,763	4,872
Other liabilites, non-current	1,211	-	1,580	-
Net cash provided by operating activities	5,948	2,043	10,855	392

Cash flows from investing activities:
Purchases of property and equipment	(1,252)	(76)	(5,394)	(4,049)
Capitalized software development costs	(326)	(191)	(653)	(445)
Investment in related party	(978)	-	(978)	-
Purchases of short-term investments	(4,960)	(24,529)	(44,316)	(60,098)
Proceeds from maturity of short-term investments	25,952	27,265	68,375	69,065
Net cash provided by investing activities	18,436	2,469	17,034	4,473

Cash flows from financing activities:
Proceeds from exercise of common stock options	98	31	469	385
Proceeds from exercise of common stock warrants	-	-	-	750
Payment of taxes due on vested restricted stock	(242)	-	(448)	-
Repurchase of treasury stock at cost	-	(1,701)	-	(3,988)
Net cash (used in) provided by financing activities	(144)	(1,670)	21	(2,853)

Effect of exchange rate changes on cash and cash equivalents	9	7	11	(5)

Increase in cash and cash equivalents	24,249	2,849	27,921	2,007

Cash and cash equivalents at beginning of period	18,597	10,707	14,925	11,549
Cash and cash equivalents at end of period	$42,846	$13,556	$42,846	$13,556

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Members in thousands)

New AudibleListener Membership Reporting:	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007
Total AudibleListener® Members[1]	186	205	224	245	279	309	345	383	415	431	455
Year-over-year	77%	78%	70%	56%	50%	51%	54%	56%	49%	39%	32%
Quarter-over-quarter	18%	10%	9%	9%	14%	11%	12%	11%	8%	4%	6%
New AudibleListener® Members[2]	54	52	60	62	79	65	71	70	72	55	63
Year-over-year	143%	136%	107%	59%	46%	25%	18%	13%	-9%	-15%	-11%
Quarter-over-quarter	38%	-4%	15%	3%	27%	-18%	9%	-1%	3%	-24%	15%
Average Monthly Churn in AudibleListener® Members[3]	4.00%	4.70%	5.10%	4.80%	4.60%	3.40%	3.10%	2.50%	3.00%	2.80%	2.70%
Cost per New AL	$52	$57	$57	$94	$51	$44	$45	$49	$41	$48	$45
(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.